Exhibit 99.1

TAYLOR MORRISON ANNOUNCES COMMENCEMENT OF EXCHANGE OFFERS, CONSENT SOLICITATIONS AND CHANGE OF CONTROL OFFERS FOR WILLIAM LYON HOMES NOTES

SCOTTSDALE, AZ, December 5, 2019 – Taylor Morrison Home Corporation (NYSE: TMHC) (“Taylor Morrison”) announced today the commencement, in connection with its previously announced proposed acquisition of William Lyon Homes (NYSE:WLH) (“Lyon Parent”), of exchange offers to Eligible Holders (as defined below) for any and all outstanding notes of certain series (the “William Lyon Notes”) issued by William Lyon Homes, Inc., a direct subsidiary of Lyon Parent, for up to $1.09 billion aggregate principal amount of new notes to be issued by Taylor Morrison Communities, Inc. (“TMCI”), an indirect wholly owned subsidiary of Taylor Morrison (the “Taylor Morrison Notes”). Taylor Morrison is concurrently soliciting consents to adopt certain proposed amendments to each of the indentures (collectively, the “William Lyon Indentures”) governing the William Lyon Notes for a separate cash consent payment.

As previously announced, Taylor Morrison and Tower Merger Sub, Inc., a wholly owned subsidiary of Taylor Morrison (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lyon Parent. The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Lyon Parent, with Lyon Parent surviving as a wholly owned subsidiary of Taylor Morrison (the “Merger”).

Exchange Offers and Consent Solicitations

The following table sets forth the Exchange Consideration and Consent Payment for each series of William Lyon Notes as set forth in the table below:

Title of Series of William Lyon Notes	CUSIP Number of William Lyon Notes	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Consent Payment(1)(2)
6.00% Senior Notes Due 2023	96926DAU4	September 1, 2023	$350,000,000	$1,000 principal amount of New Taylor Morrison 6.00% Senior Notes due 2023	$2.50 in cash
5.875% Senior Notes due 2025	96926DAR1	January 31, 2025	$436,886,000	$1,000 principal amount of New Taylor Morrison 5.875% Senior Notes due 2025	$2.50 in cash
6.625% Senior Notes due 2027	96926DAV2 U96799AJ7	July 15, 2027	$300,000,000	$1,000 principal amount of New Taylor Morrison 6.625% Senior Notes due 2027	$2.50 in cash

(1)	For each $1,000 principal amount of William Lyon Notes.
(2)

In order to receive the Consent Payment, holders of William Lyon Notes must, at or prior to the Early Participation Date (as defined herein), validly deliver (or be deemed to so deliver) and not validly revoke consents.

In conjunction with the offers to exchange (each an “Exchange Offer” and collectively, the “Exchange Offers”) the William Lyon Notes, TMCI is concurrently soliciting consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments to each William Lyon Indenture to eliminate substantially all of the covenants in such William Lyon Indenture, including the requirement to offer to repurchase the William Lyon Notes upon a change of control, and eliminate certain other restrictive provisions and events that may lead to an “Event of Default” in such William Lyon Indenture (collectively, the “Proposed Amendments”). The Proposed Amendments with respect to each series of the William Lyon Notes under the William Lyon Indentures require the consent of the holders of not less than a majority in principal amount of such series of the William Lyon Notes outstanding, excluding consents from Lyon Parent or any of its affiliates (the “Requisite Consents”). The Requisite Consents will include consents received from non-Eligible Holders as described below. If the Requisite

Consents are obtained for a particular series of William Lyon Notes, any remaining William Lyon Notes for that series not tendered and exchanged for Taylor Morrison Notes will be governed by the amended indenture. Each Exchange Offer and Consent Solicitation is conditioned upon, among other things, the completion of the other Exchange Offers and Consent Solicitations, although TMCI may waive such condition at any time with respect to an Exchange Offer and/or a Consent Solicitation. Any waiver of a condition by TMCI with respect to any Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated December 5, 2019 and the related letter of transmittal, and are conditioned upon the closing of the Merger and certain other conditions that may be waived by TMCI. Each Exchange Offer will expire at 12:01 a.m., New York City time, on January 6, 2020 (as the same may be extended, the “Expiration Date”), unless terminated. The settlement date for the Exchange Offers is expected to occur promptly after the Expiration Date, and the Expiration Date of each of the Exchange Offers is expected to be extended such that such settlement date coincides with the closing date of the Merger, which is expected to occur in the late first quarter or early second quarter of 2020. As a result, the Expiration Date may be extended one or more times. TMCI currently anticipates providing notice of any such extension in advance of the Expiration Date. In order to receive a consent payment of $2.50 in cash per $1,000 principal amount of William Lyon Notes (the “Consent Payment”), holders of William Lyon Notes must validly deliver (or be deemed to so deliver) (and not revoke) consents at or prior to 5:00 p.m., New York City time, on December 18, 2019, unless extended or terminated (the “Early Participation Date”).

For each $1,000 principal amount of William Lyon Notes validly tendered at or prior to the Expiration Date and not validly withdrawn, Eligible Holders of William Lyon Notes will be eligible to receive the applicable exchange consideration set out in the table on the first page of this press release (the “Exchange Consideration”). William Lyon Notes that have been validly tendered may be withdrawn at any time prior to the Expiration Date. However, to be eligible to receive the Exchange Consideration, such withdrawn William Lyon Notes must be validly re-tendered and not validly withdrawn at or prior to the Expiration Date.

Each Taylor Morrison Note issued in the Exchange Offers for a validly tendered William Lyon Note will have an interest rate and maturity date that is identical to the interest rate and maturity date of the tendered William Lyon Note, as well as identical interest payment dates and optional redemption terms. No accrued and unpaid interest is payable upon acceptance of any William Lyon Note in the Exchange Offers. However, the first interest payment on the Taylor Morrison Notes will include the accrued and unpaid interest from the applicable William Lyon Notes tendered in exchange therefor so that a tendering Eligible Holder will receive the same interest payment it would have received had its William Lyon Notes not been tendered in the Exchange Offers. The Taylor Morrison Notes will be unsecured and unsubordinated obligations of TMCI and will rank equally with all of TMCI’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of William Lyon Notes who complete and return an eligibility form confirming that they are either (i) a “U.S. person” that is a “qualified institutional buyer” under Rule 144A or an “accredited investor” under Regulation D or (ii) not a “U.S. person” under Regulation S and is outside the United States and who is a “non-U.S. qualified offeree” for purposes of applicable securities laws (such holders, “Eligible Holders”). The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the offering memorandum and consent solicitation statement and related letter of transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 807-2200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: https://gbsc-usa.com/eligibility/taylormorrison.

The Taylor Morrison Notes offered in the Exchange Offers have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the Taylor Morrison Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and any applicable state securities laws. The Exchange Offers and Consent Solicitations are being made solely pursuant to the offering memorandum and consent solicitation statement and letter of transmittal and only to such persons and in such jurisdictions as are permitted under applicable law.

Separate Consent Solicitations

In addition to the Exchange Offers, TMCI is soliciting consents (the “Separate Consent Solicitations”) to the Proposed Amendments from the holders of each series of William Lyon Notes who are not Eligible Holders. Such holders that validly deliver (and do not validly revoke) their consents to the Proposed Amendments at or prior to 5:00 p.m., New York City time, on December 18, 2019 (each such date and time, as may be extended, the “Consent Deadline”) will be entitled to receive a consent payment of $2.50 in cash per $1,000 principal amount of William Lyon Notes. If Taylor Morrison extends either the Early Participation Date or the Consent Deadline, Taylor Morrison intends to extend each to the same date and time.

Each Separate Consent Solicitation is conditioned upon, among other things, the completion of the other Separate Consent Solicitations, although TMCI may waive such condition at any time with respect to a Separate Consent Solicitation. The Separate Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in a separate consent solicitation statement dated December 5, 2019 and the related letter of consent, and are conditioned upon the closing of the Merger and certain other conditions that may be waived by TMCI.

Documents relating to the Separate Consent Solicitations will only be distributed to holders of William Lyon Notes who complete and return an eligibility form confirming that they are neither (i) a “U.S. person” that is a “qualified institutional buyer” under Rule 144A or an “accredited investor” under Regulation D nor (ii) a person that is not a “U.S. person” under Regulation S, outside the United States and a “non-U.S. qualified offeree” for purposes of applicable securities laws. The complete terms and conditions of the Separate Consent Solicitations are described in the solicitation statement and related letter of consent, copies of which may be obtained by contacting Global Bondholder Services Corporation, the information and tabulation agent in connection with the Separate Consent Solicitations, at (866) 807-2200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: https://gbsc-usa.com/eligibility/taylormorrison.

Change of Control Offers

TMCI has also commenced change of control offers (the “Change of Control Offers”) in connection with the Merger. TMCI’s obligation to accept and pay for the William Lyon Notes in the Change of Control Offers is conditioned upon the closing of the Merger and certain other conditions that may be waived by TMCI. The Change of Control Offers are scheduled to expire at 12:01 a.m., New York City time, on January 6, 2020 (as the same may be extended, the “Change of Control Offers Expiration Time”), unless extended or earlier terminated. The Change of Control Offers are being made pursuant to a Change of Control Notice and Offer to Purchase dated December 5, 2019 and a related letter of transmittal, which set forth a more detailed description of the Change of Control Offers.

The consideration offered for each $1,000 principal amount of William Lyon Notes validly tendered (and not validly withdrawn) in the Change of Control Offers prior to the Change of Control Offers Expiration Time is equal to $1,010.00. Holders will also receive accrued and unpaid interest from the last interest payment date for the William Lyon Notes up to, but not including, the settlement date for William Lyon Notes accepted for purchase in the Change of Control Offers (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, if, with respect to any series of William Lyon Notes, the Requisite Consents are received and the Proposed Amendments in respect of such series of William Lyon Notes become operative, William Lyon Homes, Inc. will no longer have an obligation under the applicable William Lyon Indenture to make a change of control offer with respect to such series of William Lyon Notes. TMCI will terminate the Change of Control Offer for any series of William Lyon Notes if a supplemental indenture relating to the Proposed Amendments is entered into with respect to such series of William Lyon Notes. If the Change of Control Offers are not terminated, Taylor Morrison intends to take such actions as may be required so that the settlement date for the Change of Control Offers coincides with the closing date of the Merger.

Holders of William Lyon Notes that tender William Lyon Notes in a Change of Control Offer may not validly tender such William Lyon Notes in the related Exchange Offer, and holders of William Lyon Notes that tender William Lyon Notes in an Exchange Offer may not validly tender such William Lyon Notes in the related Change of Control Offer. If a holder wishes to tender its William Lyon in the Exchange Offers, it should not tender them in the Change of Control Offers.

Global Bondholder Services Corporation is acting as the depositary and paying agent for the Change of Control Offers. Requests for the Change of Control Notice and Offer to Purchase may be directed to Global Bondholder Services Corporation at (866) 807-2200 (U.S. toll-free) or (212) 430-3774 (banks and brokers).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017, 2018 and 2019 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

Forward-Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Taylor Morrison Home Corporation, a Delaware corporation (“Taylor Morrison”), or William Lyon Homes, a Delaware corporation (“William Lyon Homes”), and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to William Lyon Homes or Taylor Morrison or persons acting on their behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks and uncertainties that could cause actual results to differ from forward-looking statements include, among other things: the inherent uncertainty associated with financial or other projections, including anticipated synergies; the integration of Taylor Morrison and William Lyon Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and William Lyon Homes, and the amount of time it may take to realize those benefits, if at all; the risks associated with Taylor Morrison’s and William Lyon Homes’ ability to satisfy the conditions to closing the consummation of the merger, including obtaining the requisite stockholder approvals, and the timing of the closing of the merger; the failure of the merger to close for any other reason; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger; any unanticipated difficulties or expenditures relating to the merger; the effect of the announcement and pendency of the merger on the respective business relationships or operating results of Taylor Morrison, William Lyon Homes, or the combined company; risks relating to the value of the Taylor Morrison common stock to be issued in connection with the merger, and the value of the combined company’s common stock after the merger is consummated; the anticipated size of the markets and continued demand for Taylor Morrison’s and William Lyon Homes’ homes and the impact of competitive responses to the announcement and pendency of the merger; the diversion of attention of management of Taylor Morrison or William Lyon Homes from ongoing business concerns during the pendency of the merger; and the access to available financing on a timely basis, and the terms of any such financing. Additional risks and uncertainties are described in Taylor Morrison’s and William Lyon Homes’ respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including as described under the heading “Risk Factors” in Taylor Morrison’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, in William Lyon Homes’ Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019, and in their respective subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required by law, neither Taylor Morrison nor William Lyon Homes has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

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